SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 TRIMERIS, INC.
  -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required. (14a-6(i)(2))
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    (1) Title of each class of securities to which transaction applies:


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     (2)   Aggregate number of securities to which transaction applies:


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ] Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:


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

                             [GRAPHIC APPEARS HERE]

                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707

                                                                    MAY 19, 2000


To the Stockholders of
TRIMERIS, INC.


You are cordially invited to attend the 2000 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709, on June 22, 2000 at 2:00 p.m. (local time).

We have enclosed details of the business that we will conduct at the Annual Meeting and other information about Trimeris, Inc. in the enclosed Notice of Annual Meeting and Proxy Statement. We urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.


Dr. Dani P. Bolognesi
Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).


                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 2000


    The Annual Meeting of Stockholders of Trimeris, Inc. ("Trimeris" or the "Company") will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709, on June 22, 2000 at 2:00 p.m. (local time) (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

         1. To elect two members of the Board of Directors for the term of office stated in the Proxy Statement. The Board has nominated the following persons for election for the two Class III Director seats at the Annual Meeting: Dr. Dani P. Bolognesi and Dr. Richard Crout.

         2. To ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

         3. To consider and approve an amendment to the Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of authorized shares issuable under the Stock Incentive Plan by 750,000 shares;

         4. To consider and approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock issuable under the Certificate of Incorporation by 30,000,000 shares from 30,000,000 shares to 60,000,000 shares; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on May 15, 2000 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By Order of the Board of Directors,


Timothy J. Creech
Secretary
Durham, North Carolina
May 19, 2000

ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY

REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                             [GRAPHIC APPEARS HERE]

                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 22, 2000

    The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation ("Trimeris" or the "Company"), for use at the annual meeting of stockholders to be held at 2:00 p.m. (local time) on June 22, 2000, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709. All stockholders of record on May 15, 2000 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") will be first mailed to stockholders on or about May 19, 2000.

    The mailing address of the principal executive office of the Company is 4727 University Drive, Suite 100, Durham, North Carolina 27707.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.


       VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

VOTING

    On May 15, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were ________ shares of common stock outstanding. Each holder of common stock is entitled to one vote on all matters brought before the Annual Meeting.

     For the Proposal to elect directors, the two nominees who receive the most votes will be elected. If you withhold authority to vote for a nominee on your proxy card, your vote will not count for or against the nominee. For the Proposal to ratify independent accountants, to amend the Stock Incentive Plan, and to amend the Certificate of Incorporation, a majority of the votes cast for the Proposals are required for approval of those Proposals.

    Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the Proposals. If you hold your shares with a broker and do not instruct your broker how to vote, your broker has authority to vote on the Proposals to elect directors, to ratify the independent accountants, and to vote on the Proposal to amend the Stock Incentive Plan, but does not have authority to vote on the Proposal to amend the Certificate of Incorporation. Broker non-votes will have no effect on the Proposal to amend the Certificate of Incorporation.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information we know with respect to the beneficial ownership of our common stock as of March 31, 2000, for each person or group of affiliated persons, who we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers, individually and as a group.

   Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of March 31, 2000 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 15,647,682 shares of common stock outstanding as of March 31, 2000.

                                PERCENT OF TOTAL
                                ----------------

                                                                            NUMBER OF SHARES            PERCENTAGE
BENEFICIAL OWNER                                                           BENEFICIALLY OWNED             OWNED
----------------                                                           ------------------             -----
   Four Partners (1)...................................................           2,311,400              14.77%
   Putnam Investments, Inc. (2)........................................           1,171,500               7.49
   Capital Guardian Trust Company (3)..................................             965,000               6.17
   Dani P. Bolognesi (4)...............................................             220,557               1.41
   Robert R. Bonczek (5)...............................................              66,178                 *
   M. Nixon Ellis (6)..................................................                 --                  --
   M. Ross Johnson (7).................................................                 --                  --
   Matthew A. Megaro (8)...............................................                 --                  --
   Jeffrey M. Lipton (9)...............................................             165,285               1.06
   E. Gary Cook (10)...................................................               1,500                 *
   J. Richard Crout (11)...............................................              24,170                 *
   Charles A. Sanders (12).............................................              48,187                 *
   Jesse I. Treu (13)..................................................              30,667                 *
   All executive officers and directors as a group
   (ten persons) (14)..................................................             555,044               3.55

* Less than one percent.

(1) Based on Schedule 13G filed with the SEC on March 10, 2000, Four Partners held sole or shared voting power and sole or shared dispositive power as to all of such shares. Four Partners' address is c/o Thomas J. Tisch, 667 Madison Avenue, New York, New York 10021.

(2) Based on Schedule 13G filed with the SEC on February 18, 2000, Putnam Investments, Inc. held sole voting power and sole dispositive power as to all of such shares. Putnam Investments, Inc.'s address is One Post Office Square, Boston, Massachusetts 02109.

(3) Based on Schedule 13G filed with the SEC on February 11, 2000, Capital Guardian Trust Company held sole voting power and sole dispositive power as to all of such shares. Capital Guardian Trust Company's address is 11000 Santa Monica Boulevard, Los Angeles, California 90025-3384.

(4) Includes 129,300 shares that Dr. Bolognesi may acquire pursuant to stock options exercisable within 60 days after March 31, 2000. Includes the following shares as to which Dr. Bolognesi disclaims beneficial ownership:
     11,765 shares beneficially owned by James C. Bolognesi Irrevocable Trust, for which James C. Bolognesi, Dr. Bolognesi's son, is the sole beneficiary and Sarah Bolognesi, Dr. Bolognesi's wife, is the sole trustee; 11,765 shares beneficially owned by Michael P. Bolognesi Irrevocable Trust, for which Michael P. Bolognesi, Dr. Bolognesi's son, is the sole beneficiary and Sarah Bolognesi is the sole trustee; 450 shares beneficially owned by Michael P. Bolognesi, Dr. Bolognesi's son who shares Dr. Bolognesi's house; and 11,153 shares that Sarah Bolognesi may acquire pursuant to certain stock options exercisable within 60 days after March 31, 2000.

(5) Mr. Bonczek was named Chief Financial Officer in March 2000 and General Counsel in April 2000. From September 1999 through March 2000, Mr. Bonczek was Acting Chief Financial Officer and Acting Chief Administrative Officer. Includes 46,862 shares that Mr. Bonczek may acquire pursuant to stock options exercisable within 60 days after March 31, 2000.

(6) Dr. Ellis was named Executive Vice President and Chief Business Officer in March 2000.

(7) Dr. Johnson was named President and Chief Executive Officer in March 1996, and resigned as President, Chief Executive Officer and Chief Scientific Officer in March 1999. Dr. Johnson is no longer subject to the reporting requirements of Section 16, and consequently, his stock ownership is not determinable.

(8) Mr. Megaro was named Chief Financial Officer in March 1995, was named Secretary in June 1997, was named President in March 1999 and resigned as President, Chief Financial Officer and Secretary in September 1999. Mr. Megaro is no longer subject to the reporting requirements of Section 16, and consequently, his stock ownership is not determinable.

(9) Includes 20,000 shares that Mr. Lipton may acquire pursuant to stock options exercisable within 60 days after March 31, 2000. Includes the following shares as to which Mr. Lipton disclaims beneficial ownership:
     4,000 shares beneficially owned by Shelley Lipton, Mr. Lipton's wife, 150 shares beneficially owned by Caroline Dickens, Mr. Lipton's niece who shares Mr. Lipton's house and 380 shares beneficially owned by Caroline Dickens Trust, for which Caroline Dickens, Mr. Lipton's niece who shares Mr. Lipton's house, is the sole beneficiary and Shelley Lipton, Mr. Lipton's wife, is the sole trustee.

(10) Includes the following shares as to which Dr. Cook disclaims beneficial ownership: 1,500 shares beneficially owned by Brenda B. Cook, Dr. Cook's wife.

(11) Includes 20,000 shares that Dr. Crout may acquire pursuant to stock options exercisable within 60 days after March 31, 2000. Includes the following shares as to which Dr. Crout disclaims beneficial ownership: 1,500 shares beneficially owned by Keith R. Crout Irrevocable Trust, for which Keith R. Crout, Dr. Crout's son who shares Dr. Crout's house, is the sole beneficiary and Linda C. Spevacek, Dr. Crout's daughter, is the sole trustee; 170 shares beneficially owned by Keith R. Crout, Dr. Crout's son who shares Dr.Crout's house, 400 shares beneficially owned by Carol K. Crout, Dr. Crout's wife, and 100 shares beneficially owned by Norman T. Crout Testamentary Trust, for which Norman T. Crout, Dr. Crout's nephew, is the sole beneficiary and Dr. Crout is the sole trustee.

(12) Includes 38,383 shares that Dr. Sanders may acquire pursuant to stock options exercisable within 60 days after March 31, 2000.

(13) Includes 11,667 shares that Dr. Treu may acquire pursuant to stock options exercisable within 60 days after March 31, 2000.

(14) See notes (1) - (13).

REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Secretary of Trimeris at our principal executive office, 4727 University Drive, Suite 100, Durham, North Carolina 27707. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

PROXY SOLICITATION

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. We presently intend to retain the services of Corporate Investor Communications, Inc., a proxy solicitation firm, and expect to pay approximately $5,000 for such services.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    Our Board of Directors is currently composed of six members. In accordance with the terms of our Third Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual stockholder meeting, the successors to the Directors whose terms expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

VOTE REQUIRED

    The two candidates for the class of directors whose terms begin at the 2000 Annual Meeting of Stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

    The following table sets forth information regarding the nominees:

                             YEAR FIRST                   CLASS
                               ELECTED                 TERMINATION
NAME                          DIRECTOR        AGE         YEAR             POSITION
----                          --------        ---         ----             --------
Dani P. Bolognesi, Ph.D.        1993          59          2003             Chief Executive Officer and Chief
                                                                           Scientific Officer of Trimeris,
                                                                           Director
J. Richard Crout, M.D.          1998          70          2003             Director


BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2003

DANI P. BOLOGNESI, PH.D. is a founder of Trimeris, has been a director since its inception and was named Chief Executive Officer and Chief Scientific Officer in March 1999. Dr. Bolognesi held a number of positions at Duke University from 1971 to March 1999, and served as James B. Duke Professor of Surgery, Professor of Microbiology/Immunology, Vice Chairman of the Department of Surgery for Research and Development and Director of the Duke University Center for AIDS Research from 1989 to March 1999. From 1988 to March 1999, Dr. Bolognesi was the Director of the Central Laboratory Network that supports all HIV vaccine clinical trials sponsored by the National Institutes of Health. Dr. Bolognesi received his Ph.D. degree in Virology from Duke University.

J. RICHARD CROUT, M.D. has been a director of Trimeris since November 1998. Since 1994, Dr. Crout has been President of Crout Consulting, a firm that provides consulting advice to pharmaceutical and biotechnology companies on the development of new products. From 1984 to 1993, Dr. Crout was Vice President, Medical and Scientific Affairs with Boehringer Mannheim Pharmaceuticals Corp. From 1973 to 1982, Dr. Crout was Director of the Bureau of Drugs, now known as the Center for Drug Evaluation and Research at the U.S. Food and Drug Administration. Dr. Crout serves on the Boards of Directors of Genelabs Technologies, Inc., and GelTex Corporation. Dr. Crout received an M.D. degree from Northwestern University Medical School.

BOARD MEETINGS AND COMMITTEES

    Our Board of Directors met a total of 12 times during the year ended December 31, 1999. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

    The Board has a standing Compensation Committee currently composed of Messrs. Lipton, Sanders and Cook. The Compensation Committee met two times in 1999. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. The Compensation Committee is also responsible for corporate governance issues, including nomination of new directors, ongoing evaluation of the executive management team and other related issues.

    The Board also has a standing Audit Committee composed of Messrs. Lipton, Crout, Sanders and Treu. The Audit Committee met one time in 1999. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants. In February 2000, the Board elected Mr. Lipton as the chairman of the Audit Committee.

DIRECTOR COMPENSATION

    We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Directors do not receive additional compensation in connection with their attendance at meeting. In addition, all eligible non-employee directors, except the Chairman, automatically receive an option to purchase 10,000 shares of common stock at each annual meeting of stockholders and the Chairman automatically receives an option to purchase 15,000 shares of common stock at each annual meeting of stockholders. In addition, all eligible non-employee directors serving as a member of the Compensation Committee or Audit Committee, except the director serving as chairman of the committee, receive an option to purchase 1,250 shares of common stock at each annual meeting of stockholders and the eligible non-employee director serving as chairman of any of these committees receives an option to purchase 2,500 shares of common stock at each annual meeting of stockholders. These options will have an exercise price equal to 100% of the fair market value of our common stock on the grant date and will become exercisable after the completion of one year of service following the grant. Newly-elected directors will be granted an option to purchase 20,000 shares of common stock, with the options vesting ratably over the director's three year term. These options have an exercise price equal to 100% of the fair market value of our common stock on the grant date.


                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

    We are asking the stockholders to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 2000.

VOTE REQUIRED

    The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 2000.

    Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG LLP to serve as our independent accountants for the year ending December 31, 2000.

                                   PROPOSAL 3

    AMENDMENT TO THE TRIMERIS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

     The Trimeris, Inc. Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board and approved by the stockholders in October 1997. A copy of the Stock Incentive Plan is attached to the Proxy as Appendix A. You are being asked to vote on a Proposal to approve an amendment to the Stock Incentive Plan to increase the number of shares of common stock available for issuance under the Stock Incentive Plan by 750,000 shares to a total of 3,352,941 shares of common stock. The Board adopted the amendment on April 26, 2000 subject to stockholder approval at the Annual Meeting. The Board believes the amendment is necessary to provide us with a sufficient reserve of common stock for future option grants needed to attract, employ, and retain employees, directors, and consultants of outstanding ability.


                     DESCRIPTION OF THE STOCK INCENTIVE PLAN

     Our Stock Incentive Plan provides for the grant of incentive stock options, restricted stock or other stock based awards to our employees, including directors who are employees, and for the grant of nonstatutory stock options, restricted stock or other stock-based awards to our employees, officers, directors, consultants and advisors. Our Stock Incentive Plan is administered by our compensation committee. A maximum of 2,602,941 shares are authorized for issuance under the Stock Incentive Plan. If the Stockholders approve Proposal No. 3, a maximum of 3,352,941 shares of common stock will be authorized for issuance under the Stock Incentive Plan of which approximately 697,000 shares have been exercised and are issued and outstanding. At March 31, 2000, there were approximately 199,000 shares authorized and available for grant and there were approximately 96 employees, officers, directors, consultants and advisors eligible to participate under the Stock Incentive Plan. The exercise price of all stock options granted under our Stock Incentive Plan must be at least equal to the fair market value of the common stock on the date of grant. Our plan does not permit a change in the exercise price of any option previously granted except as otherwise permitted pursuant to our Stock Incentive Plan, such as in the event of a stock split or merger, and the applicable section of the Internal Revenue Code.

     If an optionee ceases to be employed for any reason other than death or disability, each outstanding option held by the optionee will terminate and cease to be exercisable no later than three months after the date the optionee ceases to be employed by us. If an optionee dies, all of his or her options become exerciseable immediately. The Stock Incentive Plan provides that any option granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six months following the date of grant.

     If:

o we merge with or consolidate into another corporation, which results in our stockholders owning less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

o    we sell all or substantially all of our assets,

o    we completely liquidate, or

o someone acquires 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us,

then all restricted stock awards shall become fully vested and free of all restrictions and all other stock-based awards shall become fully vested, exercisable or free of all restrictions, as the case may be.

     In the event of an acquisition of 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us, then all options and stock appreciation rights become fully vested and exercisable. If we execute an agreement to:

o merge or consolidate and our stockholders before the transaction own less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

o    sell all or substantially all of our assets, or

o    completely liquidate,

then all options and stock appreciation rights become fully vested and exercisable and the Board of Directors may, in its discretion, terminate any unexercised awards, or permit the acquiring or succeeding corporation to assume or substitute equivalent options or stock appreciation rights for ours.

     The Board of Directors may terminate or amend the Stock Incentive Plan at any time. Our stockholders must approve any increase in the total number of shares available under the Stock Incentive Plan. No awards may be made under the Stock Incentive Plan after September 2007.

New Plan Benefits and Option Grant Table

    Because the Stock Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of the Directors serving at the Annual Meeting will receive an automatic option grant to purchase 10,000 shares on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of common stock on the date of the Annual Meeting. The table below shows, as to each of the Named Executive Officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of common stock for which options have been granted under the Stock Incentive Plan for the one-year period ending December 31, 1999 plus the period through March 31, 2000 and (ii) the weighted average exercise price per share.

                                                                                        Weighted Average
                                                               Number of                  Exercise Price of
Name and Position                                             Option Shares               Granted Options
-----------------                                             -------------               ---------------
Dani P. Bolognesi
 Chief Executive Officer and
 Chief Scientific Officer                                       235,000                      $  11.63

Robert R. Bonczek
 Chief Financial Officer and General Counsel                    150,000                         15.63

M. Nixon Ellis
 Executive Vice President and
 Chief Business Officer                                         100,000                         49.94

M. Ross Johnson
 Former President, Chief Executive Officer and
 Chief Scientific Officer (1)                                        --                            --

Matthew A. Megaro
 Former President, Chief Financial Officer,
 and Secretary (2)                                                   --                            --

All current executive officers as a group (3 persons)           485,000                         20.76

All current directors (other than executive officers) as a
 group (5 persons)                                               75,000                         23.39

All employees, including current officers who are not
 executive officers as a group (74 persons)                     486,450                         13.27
 ------------------------------------------

(1) Dr. Johnson was named President and Chief Executive Officer in March 1996, and resigned as President, Chief Executive Officer and Chief Scientific Officer in March 1999.

(2) Mr. Megaro was named Chief Financial Officer in March 1995, was named Secretary in June 1997, was named President in March 1999 and resigned as President and Chief Financial Officer in September 1999.

Tax Effects of Stock Incentive Plan Participation

The following briefly summarizes the federal income tax consequence of the issuance and exercise of stock options and other stock awards under the Stock Incentive Plan. The following discussion does not purport to be complete and does not cover, among other things, the state, local, and foreign tax treatment associated with the grant and exercise of options.

NONQUALIFIED STOCK OPTIONS. An optionee will not be taxed when he receives a nonqualified stock option ("NQSO"). When the optionee exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the shares and his "basis," which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In additional, we will receive an income tax deduction for any amounts of "ordinary income" to him.

INCENTIVE STOCK OPTIONS. An optionee will not be taxed when he receives an incentive stock option ("ISO") and will not be taxed when he exercises an ISO, unless he is subject to the alternative minimum tax ("AMT"). If he holds the shares purchased upon exercise of the ISO ("ISO Shares") for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. We can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognized but cannot deduct the amount of the capital gains.

ALTERNATIVE MINIMUM TAX. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rate but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when he sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

EXERCISE BY DELIVERY OF PREVIOUSLY ACQUIRED SHARES. Generally, an optionee will not recognize gain or loss upon the transfer to the Company of previously acquired shares of common stock (the "Old Shares") in payment of all or a portion of the exercise price of shares of common stock (the "New Shares") acquired through the exercise of an option. The optionee's basis and holding period in the Old Shares are transferred to that number of New Shares that equals the number of Old Shares tendered in payment of the exercise price. Additional New Shares have a basis equal to any income recognized by the optionee on exercise plus any cash paid in payment of the exercise price. However, if Old Shares are used to exercise an ISO, the disposition of the Old Shares will be taxable generally in accordance with the rules discussed above if the Old Shares were acquired by exercising an ISO and have not been held for the requisite holding period.

RESTRICTED STOCK. With respect to awards granted under the Stock Incentive Plan involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The participant may be able to accelerate the taxation by filing a notice with the Internal Revenue Service to treat the property as taxable even though subject to restrictions. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, either eventually or by this acceleration election.

STOCK AWARDS. With respect to awards granted under the Stock Incentive Plan that result in the issuance of shares that are not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participants.

TAX WITHHOLDING UNDER THE CODE. We will be required to withhold taxes in some circumstances associated with the participants' receiving compensation. Under the Stock Incentive Plan, we may permit the optionee to have us withhold all or a portion of the shares of the Company that the optionee acquires upon the exercise of an option to satisfy estimated or actual federal, state or local income taxes. We may also permit the optionee to delivery other previously acquired shares (other than restricted stock) for the purpose of tax withholding. The election to withhold must be made prior to or on the date on which the tax obligation arises.

PAYMENTS UPON CHANGE IN CONTROL. The Stock Incentive Plan provides for the acceleration of payment of awards and related shares of common stock in the event of certain acquisition events or other change in control of the Company, as defined in the Stock Incentive Plan. Acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

This is a summary of the general principles of current federal income tax law applicable to the purchase of shares under the Stock Incentive Plan. While we believe that the description accurately summarizes existing provisions of the Code, and its legislative history and regulations, and the applicable administrative and judicial interpretations, theses statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative and regulatory or judicial changes or interpretations may occur that would modify these statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Stock Incentive Plan and disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

VOTE REQUIRED

   The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to approve the amendment to the Stock Incentive Plan.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the approval of the amendment to our Amended and Restated Stock Incentive Plan to increase the number of shares available for grant by 750,000 shares.

                                   PROPOSAL 4

           AMENDMENT TO THE TRIMERIS, INC. THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     The Trimeris, Inc. Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") was adopted by the Board and approved by the stockholders in October 1997. A copy of the Certificate of Incorporation is attached to the Proxy as Appendix B. You are being asked to vote on a Proposal to approve an amendment to the Certificate of Incorporation to increase the number of shares of common stock, $.001 par value per share, authorized for issuance under the Certificate of Incorporation, by 30,000,000 shares to a total of 60,000,000 shares of common stock authorized for issuance. The Board adopted the amendment on April 26, 2000 subject to stockholder approval at the Annual Meeting. If this Proposal is approved, the additional shares would be part of the existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.

     As of March 31, 2000, we had 15,647,682 shares of common stock outstanding. An additional 2,655,942 shares were reserved for future issuance under our stock incentive plans, of which 1,706,934 shares were covered by outstanding options and 949,008 shares were available for future grant or purchase (including 750,000 shares subject to stockholder approval pursuant to Proposal 3 which is described above).

      The Board believes the amendment is necessary to provide us with a sufficient reserve of shares of common stock to provide us with adequate flexibility to issue more shares of common stock in the future for proper corporate purposes that may be identified by the Board from time to time, such as financings, acquisitions, strategic business relationships, stock dividends, including stock splits in the form of stock dividends, or issuances under our benefit plans. Having additional authorized shares of common stock available for issuance in the future would give us greater flexibility and allow shares of common stock to be issued without the expense and delay of a stockholders' meeting, except as may be required by applicable law or regulations. We have no present agreement, commitment, plan or intent to issue any of the additional shares of common stock provided for in this Proposal. The increase in authorized shares of our common stock also could be used to make more difficult a change in control of us. Though we have no current plan or intention to issue such shares as a takeover defense, the additional authorized shares of common stock could be used to discourage persons from attempting to gain control of us or make more difficult the removal of management. Management is not currently aware of any specific effort to obtain control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise. If this Proposal is approved, the additional authorized shares of common stock, as well as the currently authorized but unissued shares of common stock (but for those shares which are reserved for issuance), would be immediately available in the future for such corporate purposes as the Board deems advisable from time to time without further action by the stockholders, unless such action is required by applicable law or any stock exchange or securities market upon which our shares may be listed.

      It should be noted that, subject to the limitations as discussed above, all of the types of Board action described in the preceding paragraph can currently be taken and the power of the Board to take such actions would not be enhanced by the passage of this Proposal, although this Proposal would increase the number of shares of common stock that are subject to such action.

      If this Proposal is approved and the amendment to the Third Amended and Restated Certificate of Incorporation becomes effective, the first paragraph of Article Fourth of the Third Amended and Restated Certificate of Incorporation, which sets forth our presently authorized capital stock, will be amended to read as set forth below.

         "FOURTH. The Corporation shall have the authority to issue 70,000,000 shares of capital stock, of which 60,000,000 shares shall be Common Stock having a par value of $0.001 per share ("Common Stock"), and of which 10,000,000 shares shall be Preferred Stock having a par value of $0.001 per share ("Preferred Stock")."

VOTE REQUIRED

     The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to approve the amendment to the Certificate of Incorporation. If approved by the stockholders, the proposed amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the approval of the amendment to our Third Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 30,000,000 shares to a total of 60,000,000 shares of common stock.


                 EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

   The following table sets forth the name, age and position of our executive officers, directors and key employees as of March 31, 2000:

  NAME                                      AGE      POSITION
  ----                                      ---      --------
  Dani P. Bolognesi, Ph.D.................... 59     Chief Executive Officer, Chief Scientific Officer and Director
  Robert R. Bonczek.......................... 55     Chief Financial Officer and General Counsel
  M. Nixon Ellis, Ph.D....................... 51     Executive Vice President and Chief Business Officer
  Samuel Hopkins, Ph.D....................... 41     Senior Vice President of Medical Affairs
  M.C. Kang, Ph.D............................ 48     Senior Vice President of Development
  Thomas J. Matthews, Ph.D................... 55     Senior Vice President of Research and Development
  Timothy J. Creech.......................... 39     Principal Accounting Officer, Secretary, and Director of Finance
  Jeffrey M. Lipton(1)(2).................... 57     Chairman of the Board of Directors
  E. Gary Cook, Ph.D.(2)..................... 55     Director
  J. Richard Crout, M.D.(1).................. 70     Director
  Charles A. Sanders, M.D.(1)(2)............. 68     Director
  Jesse I. Treu, Ph.D.(1).................... 53     Director

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

DANI P. BOLOGNESI, PH.D. is a founder of Trimeris, has been a director since its inception and was named Chief Executive Officer and Chief Scientific Officer in March 1999. Dr. Bolognesi held a number of positions at Duke University from 1971 to March 1999, and served as James B. Duke Professor of Surgery, Professor of Microbiology/Immunology, Vice Chairman of the Department of Surgery for Research and Development and Director of the Duke University Center for AIDS Research from 1989 to March 1999. From 1988 to March 1999, Dr. Bolognesi was the Director of the Central Laboratory Network that supports all HIV vaccine clinical trials sponsored by the National Institutes of Health. Dr. Bolognesi received his Ph.D. degree in Virology from Duke University.

ROBERT R. BONCZEK joined Trimeris as a consultant in March 1997, was named Acting Chief Administrative Officer and Acting Chief Financial Officer in September 1999, was named Chief Financial Officer in March 2000 and was named General Counsel in April 2000. Since 1991, Mr. Bonczek has acted in a consulting capacity for Donaldson, Lufkin & Jenrette, an investment bank, and for Wilmer, Cutler & Pickering, a law firm, and serves as President of AspenTree Capital, a financial services and investment management company. Prior to 1991, Mr. Bonczek was with E.I. Du Pont de Nemours & Co., a chemical company, for 24 years, holding a number of senior management positions, including Corporate Counsel. Mr. Bonczek received his J.D. degree from the University of North Carolina and his M.B.A. from The Wharton School at the University of Pennsylvania.

M. NIXON ELLIS, PH.D. joined Trimeris as Executive Vice President and Chief Business Officer in March 2000. Prior to joining Trimeris, Dr. Ellis served as a founder and director of Triangle Pharmaceuticals, Inc., a biopharmaceutical company from July 1995 until February 2000 and President and Chief Operating Officer from September 1995 until February 2000. From 1983 to 1995, Dr. Ellis held various positions at Burroughs Wellcome Co., a multinational pharmaceutical company, most recently serving as Global Brand Director, HIV/Retrovir at The

Wellcome Foundation Ltd. and Assistant Director, Division of Virology. Dr. Ellis received his Ph.D. degree in Microbiology from the University of Georgia and his M.B.A. from the University of North Carolina.

SAMUEL HOPKINS, PH.D. joined Trimeris as Director of Drug Development in April 1995, was named Vice President of Medical Affairs in June 1997 and was named Senior Vice President of Medical Affairs in July 1999. From 1991 to April 1995, Dr. Hopkins held various positions at Cato Research, Ltd., a contract research organization, most recently serving as Director of Oncology and Antiviral Drug Product Development and Senior Clinical Research Scientist. From 1987 to 1991, Dr. Hopkins was a Senior Research Scientist in the Division of Virology at Burroughs Wellcome Co. Dr. Hopkins received his Ph.D. degree in Biochemistry and Biophysics from the Medical College of Virginia.

M.C. KANG, PH.D. joined Trimeris as a consultant in October 1995 and was named Director of Chemistry in August 1996, Vice President of Development in September 1998 and Senior Vice President of Development in July 1999. Prior to joining Trimeris, Dr. Kang held various positions at Glaxo plc from 1990 to October 1995, most recently serving as Director of Chemical Development. From 1986 to 1990, Dr. Kang was a Development Chemist in the Medical Products Division at E.I. Du Pont de Nemours & Co. Dr. Kang received his Ph.D. degree in Synthetic Organic Chemistry from Oregon State University.

THOMAS J. MATTHEWS, PH.D. is a founder of Trimeris and joined Trimeris as Senior Vice President of Research and Development in July 1999. Dr. Matthews held a number of positions at Duke University from 1977 to July 1999, most recently serving as Associate Professor of Experimental Surgery at the Duke University Medical Center and a member of the Duke University Center for AIDS Research. Dr. Matthews received his Ph.D. degree from in Biochemistry from the University of Missouri.

TIMOTHY J. CREECH, C.P.A. joined Trimeris as Director of Finance in July 1997 and was appointed Secretary in June 1999. From July 1996 to June 1997, prior to joining Trimeris, Mr. Creech was Corporate Controller at Performance Awareness Corporation, a software company. From December 1993 to July 1996, Mr. Creech was Director of Finance at Avant! Corporation, a software company. From 1990 to December 1993, Mr. Creech was a senior manager at KPMG LLP, independent auditors for Trimeris.

JEFFREY M. LIPTON has been a director of Trimeris since June 1998 and has been Chairman of the Board since June 1999. Since July 1998, Mr. Lipton has been President and Chief Executive Officer of NOVA Chemicals Corporation, a chemicals company headquartered in Calgary, Alberta, Canada. Mr. Lipton was President of NOVA Corporation, a worldwide natural gas services and petrochemicals company from September 1994 until July 1998, a director from April 1996 until July 1998, Senior Vice President from 1993 until February 1994 and Senior Vice President and Chief Financial Officer until September 1994. Prior to NOVA, Mr. Lipton was with E.I. Du Pont de Nemours & Co. for 29 years, holding a number of senior management positions, including Vice President, Medical Products, Vice President, Polymer Products, Vice President, Corporate Marketing and Continuous Improvement, and Vice President, Corporate Plans. Mr. Lipton is a director of NOVA Chemical Corporation, Chairman of the Board of Directors of Methanex Corporation and the American Plastics Council, and a Director of the Chemical Manufacturers' Association. Mr. Lipton received his M.B.A. from Harvard University.

E. GARY COOK has been a director of Trimeris since February 2000. From 1996 to his retirement in 1999, Dr. Cook was Chairman of the Board of Directors, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals corporation. From 1994 to 1996, Dr. Cook was President and Chief Operating Officer of Albemarle Corporation, a global specialty chemicals corporation. From 1992 to 1994, Dr. Cook was Senior Vice President, President - Chemicals, and member of the Board of Directors of Ethyl Corporation. Prior to Ethyl, Dr. Cook was with E.I. Du Pont de Nemours & Co. for 23 years, holding a number of senior management positions, including Vice President, Printing and Publishing, Vice President, Medical Products, and Vice President, Corporate Plans. Dr. Cook received his Ph.D. degree in Chemistry from Virginia Polytechnic Institute.

J. RICHARD CROUT, M.D. has been a director of Trimeris since November 1998. Since 1994, Dr. Crout has been President of Crout Consulting, a firm that provides consulting advice to pharmaceutical and biotechnology companies on the development of new products. From 1984 to 1993, Dr. Crout was Vice President, Medical and Scientific Affairs with Boehringer Mannheim Pharmaceuticals Corp. From 1973 to 1982, Dr. Crout was Director of the Bureau of Drugs, now known as the Center for Drug Evaluation and Research at the U.S. Food and Drug Administration. Dr. Crout serves on the Boards of Directors of Genelabs Technologies, Inc., and GelTex Corporation. Dr. Crout received an M.D. degree from Northwestern University Medical School.

CHARLES A. SANDERS, M.D. has been a director of Trimeris since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo Inc. and a member of the Board of Directors of Glaxo plc. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multi-national pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Magainin Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated, Kendle International Inc., Scios Inc., Pharmacopeia, Inc., Staffmark, Inc., Genentech Inc., and Biopure Corp. Dr. Sanders received an M.D. degree from Southwestern Medical College of the University of Texas.

JESSE I. TREU, PH.D. has been a director of Trimeris since its inception and served as Chairman of the Board from 1993 until 1999. Dr. Treu intends to resign as a director in June 2000 prior to the annual meeting of stockholders. Since 1986, Dr. Treu has been a Managing Member of Domain Associates, LLC, a venture capital firm specializing in investments in life sciences. Dr. Treu serves on the Boards of Directors of Focal, Inc., GelTex Pharmaceuticals, Inc., Simione Central Holdings, Inc. and OraPharma, Inc. Dr. Treu received his Ph.D. degree in Physics from Princeton University.


EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation paid by us during the fiscal years ended December 31, 1999, 1998 and 1997 to all individuals who served as our chief executive officer during 1999 and to our four most highly compensated executive officers (other than our chief executive officer) who are serving or served as executive officers during 1999 and whose 1999 compensation exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                        ------------------------
NAME AND                                ANNUAL COMPENSATION                RESTRICTED    SECURITIES
                                        -------------------                  STOCK       UNDERLYING     ALL OTHER
PRINCIPAL POSITION                      YEAR     SALARY      BONUS(1)       AWARDS(2)    OPTIONS(#)   COMPENSATION
------------------                      ----     ------      --------      ---------     ----------   ------------
Dani P. Bolognesi (3)                    1999     $277,480   $130,470    $       --        235,000    $40,000(10)
   Chief Executive Officer and           1998      117,654     40,000            --         54,500             --
   Chief Scientific Officer              1997       41,667         --            --             --             --

Robert R. Bonczek (4)                    1999      169,996     72,200            --        150,000             --
   Chief Financial Officer and           1998      139,992     37,500            --         20,000             --
   General Counsel                       1997       87,535         --            --         23,530             --

M. Nixon Ellis (5)                       1999           --         --            --             --             --
   Executive Vice President and          1998           --         --            --             --             --
   Chief Business Officer                1997           --         --            --             --             --

Matthew A. Megaro (6)                    1999      209,553         --            --             --             --
   Former President, Chief               1998      186,000     37,200(7)         --         70,000         --(10)
   Financial Officer,                    1997      177,950    117,000            --             --             --
   and  Secretary

M. Ross Johnson (8)                      1999      290,545         --            --             --             --
   Former President, Chief Executive     1998      260,004     65,000(9)         --        135,000         --(10)
   Officer and Chief Scientific Officer  1997      249,300    200,000            --             --             --

(1) In 1998, no annual bonuses were awarded to the Named Executive Officers, however a bonus pool was accrued for payment of bonuses to our executive officers and employees. In August 1999, 1998 bonuses were awarded and paid to the Named Executive Officers for achievement in 1998; however, such bonuses are reported with the 1998 compensation. In January 2000, 1999 bonuses were awarded and paid to the Named Executive Officers for achievement in 1999; however, such bonuses are reported with the 1999 compensation.

(2) In May 1997 and June 1997, restricted stock awards of 127,060 and 76,470 shares were granted to Dr. Johnson and Mr. Megaro, respectively, at their fair market value on the date of grant in consideration for full recourse secured promissory notes payable to us bearing interest at eight percent per annum. These notes have been paid in full. Our right of repurchase was waived with respect to these shares pursuant to the severance agreement with each of Dr. Johnson and Mr. Megaro and such agreement provided for accelerated vesting of certain other restrictions which lapsed ratably over a 48-month period. Aggregate holdings of restricted stock at March 12, 1999 and September 1, 1999, their respective dates of resignation, were 103,706 and 54,250 shares for Dr. Johnson and Mr. Megaro, respectively. The market value of these shares, based on the closing price of our common stock on December 31, 1999 of $23.625, was $2,450,054 and $1,281,656 for Dr. Johnson
     and Mr. Megaro, respectively.

(3) Dr. Bolognesi was named Chief Executive Officer and Chief Scientific Officer in March 1999. From January 1999 to February 1999, Dr. Bolognesi was paid $49,230 for his services as a consultant. In 1999, Dr. Bolognesi was paid $228,250 for his services as Chief Executive Officer and Chief Scientific Officer, received a one-time payment of $40,000 for reimbursement of lost income, and received a bonus for his services for 1998 in the amount of $40,000. In 1998, Dr. Bolognesi was paid $52,500 for his services as a consultant, a director and a member of the Scientific Advisory Board, was paid $65,154 for his services as a temporary employee and received an option grant in the amount of 54,500 shares for these services. In 1997, Dr. Bolognesi was paid $41,667 for his services as a consultant, a director and a member of the Scientific Advisory Board.

(4) Mr. Bonczek was named Chief Financial Officer in March 2000 and General Counsel in April 2000. In 1999, Mr. Bonczek was paid $99,996 for his services as a consultant, was paid $70,000 as Acting Chief Financial Officer and Acting Chief Administrative Officer, received an option grant in the amount of 50,000 shares for these services as a consultant and received an option grant in the amount of 100,000 shares for his appointment as Acting Chief Financial Officer and Acting Chief Administrative Officer. In 1998, Mr. Bonczek was paid $139,992 for his services as a consultant, received a bonus for his services for 1998 in the amount of $37,500 and received an option grant in the amount of 20,000 shares. In 1997, Mr. Bonczek was paid $87,535 for his services as a consultant and received an option grant in the amount of 23,530 shares.

(5) Dr. Ellis was named Executive Vice President and Chief Business Officer in March 2000 with compensation at an annual rate of $220,000.

(6) Mr. Megaro resigned as President and Chief Financial Officer in September 1999.

(7) Pursuant to his severance agreement, Mr. Megaro was paid a bonus of $37,200 for 1998.

(8) Dr. Johnson resigned as President, Chief Executive Officer and Chief Scientific Officer in March 1999.

(9) Pursuant to his severance agreement, Dr. Johnson was paid a bonus of $65,000 for 1998.

(10) Beginning in 1998, we matched 100% of a participant's contributions to the Trimeris Employee 401(k) Plan with common stock, provided the participant was employed on the last day of the year. The number of shares issued is based on the contributions to be matched divided by the closing price of the common stock on the last trading day of the year. On December 31, 1998, Dr. Johnson and Mr. Megaro each received 851 shares and are vested in those shares. On December 31, 1999, Dr. Bolognesi received 423 shares of stock and as of March 31, 2000, is vested in 105 of those shares.


STOCK OPTION INFORMATION

   The following table contains information concerning stock options granted during the fiscal year ended December 31, 1999 to the Named Executive Officers. We have never granted any stock appreciation rights.

                                OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 1999


                                                                                               POTENTIAL REALIZABLE
                                                                                                        VALUE AT
                                                    INDIVIDUAL GRANTS                           ASSUMED ANNUAL RATES
                                 ------------------------------------------------------------             OF
                                 NUMBER OF         PERCENT OF                                        STOCK PRICE
                                  SECURITIES         TOTAL                                           APPRECIATION
                                 UNDERLYING     OPTIONS GRANTED       EXERCISE                   FOR OPTION TERM(2)
                                                                                                 ------------------
                                      OPTIONS   TO EMPLOYEES IN       PRICE PER    EXPIRATION
NAME                             GRANTED(#)(1)          1999          SHARE            DATE           5%          10%
----                             -------------          ----          -----            ----           --          ---
Dani P. Bolognesi                      235,000           27%          $11.625         4/21/09   $1,718,000     4,354,000

Robert R. Bonczek                      100,000           11%           17.625        10/01/09    1,108,000     2,809,000
                                        50,000            6%           11.625         4/21/09      366,000       926,000
M. Nixon Ellis                              --            --               --              --          --             --
Matthew A. Megaro                           --            --               --              --          --             --
M. Ross Johnson                             --            --               --              --          --             --


(1) Each option represents the right to purchase one share of common stock. The options shown in this column were all granted pursuant to our Stock Incentive Plan. The options shown in this table become exercisable ratably on a monthly basis over four years from the date of grant. Upon the occurrence of certain events that result in a change of control, all outstanding options granted to all employees, including executive officers, will become fully exercisable.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

YEAR-END OPTION TABLE

The following table contains information regarding stock options held by our Named Executive Officers, and the number of and value of any in-the-money options as of December 31, 1999. The value of unexercised in-the-money options at December 31, 1999 is based on a value of $23.625 per share, the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on December 31, 1999, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

  AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1999 AND YEAR-END
                                  OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING                    VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AS OF          IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 1999 (#)              DECEMBER 31, 1999
                         SHARES ACQUIRED    VALUE            ----------------------             -----------------
NAME                     ON EXERCISE (#)     REALIZED (1)   EXERCISABLE UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
----                     ---------------     ------------   ----------- -------------   ----------- -------------
Dani P. Bolognesi              --                     --       110,307     216,835       $1,866,000    $2,683,000
Robert R. Bonczek              --                     --       32,279      161,251          536,000     1,511,000
M. Nixon Ellis                 --                     --        --              --           --                --
Matthew A. Megaro           32,083              $471,000        --              --           --                --
M. Ross Johnson             98,438              $728,000        --              --           --                --

(1) Value realized in calculated as the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on the date of exercise, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.


EMPLOYMENT AND SEVERANCE AGREEMENTS

   In April 1999, we entered into an employment arrangement with Dr. Bolognesi, our Chief Executive Officer and Chief Scientific Officer. Under this arrangement, Dr. Bolognesi is entitled to receive minimum annual compensation of $285,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. He also received in 1999 a one-time payment of $40,000 for replacement of lost income. In connection with the agreement, Dr. Bolognesi received a grant of options to purchase 235,000 shares of common stock at $11.625. If Dr. Bolognesi's employment is terminated for any reason other than for cause, Dr. Bolognesi's employment arrangement provides that he is entitled to his base salary and benefits for two years from the date of termination.

   In January 2000, we entered into a contractual arrangement with Mr. Bonczek, our Chief Financial Officer and General Counsel. Under this arrangement, Mr. Bonczek is entitled to receive minimum annual compensation of $210,000 and an annual bonus based upon the achievement of certain milestones. He also received in 2000 a one-time payment of $16,000 for replacement of lost income. In October 1999, Mr. Bonczek received a grant of options to purchase 100,000 shares of common stock at $17.625. If Mr. Bonczek's contractual arrangement is terminated for any reason other than for cause, Mr. Bonczek's arrangement provides that he is entitled to his base salary and benefits for two years from the date of such termination.

   In March 2000, we entered into an employment arrangement with Dr. Ellis, our Executive Vice President and Chief Business Officer. Under this arrangement, Dr. Ellis is entitled to receive minimum annual compensation of $220,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. He also received in 2000 a one-time payment of $25,000 as a signing bonus. In connection with the agreement, Dr. Ellis received a grant of options to purchase 100,000 shares of common stock at $49.938. If Dr. Ellis' employment is terminated for any reason other than for cause, Dr. Ellis' employment arrangement provides that he is entitled to his base salary and benefits for two years from the date of such termination.

   In March 1999, Dr. Johnson resigned as an officer and director of Trimeris and entered into a severance agreement with us. Dr. Johnson received salary and benefits until March 2000 based on his annual salary of $271,704 at the time of his resignation. Dr. Johnson also received a bonus payment of $65,000 for 1998 and additional compensation of $1,000. In addition, we have agreed to terminate our right of repurchase and other restrictions with respect to approximately 94,414 shares of common stock held by Dr. Johnson. We also accelerated the ability to exercise stock options to purchase approximately 67,500 shares of common stock. Dr. Johnson has agreed not to compete with us for a period of two years from March 12, 1999.

   In September 1999, Mr. Megaro resigned as an officer of Trimeris and entered into a severance agreement with us. Mr. Megaro received salary and benefits until March 2000 based on his annual salary of $194,376 at the time of his resignation. Mr. Megaro also received a bonus payment of $37,200 for 1998. In addition, we have agreed to terminate our right of repurchase and other restrictions with respect to approximately 38,820 shares of common stock held by Mr. Megaro. We also accelerated the ability to exercise stock options to purchase approximately 32,083 shares of common stock. Mr. Megaro agreed not to compete with us for a period of six months from September 1, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Our Board of Directors' Compensation Committee is responsible for determining the salaries and incentive compensation of the executive officers and providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation Committee also administers our benefit plans, including the Stock Incentive Plan. Mr. Lipton serves as the Chairman of the Compensation Committee and the other members of the committee are Dr. Sanders and Dr. Cook. None of Mr. Lipton, Dr. Sanders or Dr. Cook has served as an officer or employee of Trimeris. Dr. Bolognesi was a member of the Compensation Committee until March 1999. From September through December 1998, he served as a temporary employee of Trimeris and was compensated at an annual rate of $240,000 which was approved by other members of the Compensation Committee. Prior to 1998, Dr. Bolognesi was not an employee or officer of Trimeris.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors offers this report regarding compensation for the our executive officers, including our Chief Executive Officer. The Compensation Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to our executive compensation policies and practices, including the establishment of the annual total compensation for all executive officers, including our Chief Executive Officer.

                           GENERAL COMPENSATION POLICY

   Our primary objective is to maximize the value of our shares over time. The Compensation Committee, with this objective in mind, authorizes compensation packages for our executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of our business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

    We compensate our executive officers with a combination of salary and incentives designed to encourage efforts to achieve both our short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as our overall performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are not applicable to the performance of development stage biopharmaceutical companies like Trimeris. As a result, in making executive compensation decisions, the Committee evaluates other indications of performance, such as achieving milestones in the development of its drug candidates and raising the capital needed for its operations.

    The basic components of our compensation packages for our executive officers include the following:

        -    Base Salary
        -    Bonuses
        -    Long-term Incentives
        -    Benefits

    Each executive officer's compensation package contains a mix of these components and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of similar biopharmaceutical companies. The Committee favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places significant weight upon long-term incentives in the form of stock options.

    BASE SALARY and increases in base salary are determined by both individual and Company performance and the salary levels in effect for similar biopharmaceutical companies. During 1999, the Committee attempted to keep the base salaries of our officers at a level consistent with the median range of the salaries of officers in similar biopharmaceutical companies. In addition, the Committee considered the following factors in setting the base salaries for executive officers during 1999: our progress in the clinical development for T-20 and T-1249, progress made in the development of a manufacturing process, and any special expertise of a particular executive.

    BONUSES are awarded by the Committee based upon its evaluation of the performance of each executive officer and the achievement of our goals during the year. In 1998, no annual bonuses were awarded to the Named Executive Officers, however a bonus pool was accrued for payment of bonuses to our executive officers and employees. These bonuses were paid in August 1999 after achievement of a collaborative partnership with F. Hoffmann-La Roche Ltd in July 1999, and completion of a financing in May 1999. These events significantly improved our financial position to allow the payment of these bonuses. An aggregate amount of $77,500 was paid to the Named Executive Officers. In January 2000, bonuses totaling $202,670 were awarded to the Named Executive Officers for achievements in 1999, which included the continued clinical progress of T-20 and T-1249.

    LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time in order to conserve our cash resources, to align the long-term interests of each officer with the interests of our stockholders and to provide long-term incentives for the individual officer to remain with us. Under our stock option plan, grants are priced at the fair market value on the date of grant, become exercisable over a period of four years and have a term of up to ten years. Grants are generally made to all employees on their date of hire based on salary level and position. All employees, including executive officers, are eligible for subsequent discretionary grants, which are generally based on either individual or corporate performance. The size of the option grant to each officer is based on the officer's current position and expected future contributions to our business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary, which will create a significant value opportunity based upon stock ownership.

    BENEFITS offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all our regular employees.

    SEVERANCE ARRANGEMENTS were entered into with both Dr. Johnson and Mr. Megaro in connection with each of their resignations. We were obligated to continue to pay each of their base salaries and benefits for specified periods of time upon termination of employment with us. The Committee believed that it was also in our best interest to enter into severance arrangements, which included the acceleration of vesting and ability to exercise restricted stock and options granted, in exchange for provisions which included restrictions on the ability of Dr. Johnson and Mr. Megaro to enter into business relationships or employment which could compete with us or to directly or indirectly solicit other employees.


                                CEO COMPENSATION

   Dr. Bolognesi's 1999 base salary of $285,000 and his bonus plan were arrived at using various surveys regarding executive compensation at similar biopharmaceutical companies. The Committee attempted to keep Dr. Bolognesi's base salary at a level around the median range of the salaries of officers with similar responsibilities in similar biopharmaceutical companies.

    The Committee expects that the stock options granted to Dr. Bolognesi will represent the largest element of his compensation and provide a direct link between Dr. Bolognesi's compensation and our performance. In March 1999, Dr. Bolognesi received an initial option grant to purchase 235,000 shares of our common stock at the fair market value of the common stock on the date of grant. These options become exercisable over a four year period as long as Dr. Bolognesi continues to remain employed by us. The Committee believes that the option grant was within the median range of the grants to chief executive officers in comparable companies. It is the Committee's judgment that Dr. Bolognesi's scientific and management leadership is extremely important to us, and it is therefore essential to provide Dr. Bolognesi with a significant unvested stock ownership position.

         COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Jeffrey M. Lipton, Chairman
         Charles Sanders, M.D.
         E. Gary Cook

PERFORMANCE GRAPH

    The following graph compares total stockholder returns since we became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return assumes the investment of $100 on October 7, 1997 in each of (i) our common stock, (ii) the Nasdaq Broad Index and (iii) the Nasdaq Pharmaceutical Index, and the reinvestment of dividends, although dividends have not been declared on our common stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) code 283 (category description "Drugs"). The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions as to future stockholder returns.

Comparative Total Returns October 6, 1997 through December 31, 1999

[GRAPHIC CHART APPEARS HERE]

    We completed our initial public offering on October 7, 1997 at a per share price of $12.00. The closing price of common stock on October 8, 1997, its first day of public trading, was $12.25 per share. The graph above commences with the first trading day closing price of $12.25 per share.

                             CUMULATIVE TOTAL RETURN
                             -----------------------

                                          10/8/97  12/31/97   6/30/98 12/31/98  6/30/99  12/31/99
                                          -------  --------   ------- --------  -------  --------

   TRIMERIS, INC.                           100      106         60       96     118       193
   NASDAQ STOCK MARKET-US                   100       91        109      127     156       230
   NASDAQ PHARMACEUTICALS                   100       87         88      110     123       206


    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES,

THE COMPENSATION COMMITTEE REPORT AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY US UNDER THOSE STATUTES.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   For information regarding employment agreements with our executive officers and severance arrangements with our former executive officers, see "Employment and Severance Agreements." For information regarding compensation of directors, see "Election of Directors - Directors' Compensation." For information regarding stock options, see " Stock Option Information."


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market ("Nasdaq"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Trimeris with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of the copies of such reports furnished to us, or written representations that no Form 5s were required, we believe that, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied.

      STOCKHOLDER PROPOSALS FOR PROXY STATEMENT FOR 2001 ANNUAL MEETING OF
                                  STOCKHOLDERS

    Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2001 must be received by us no later than January 19, 2001, in order to be included in the proxy statement and related proxy materials. Proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act, as well as the requirements of our certificate of incorporation and bylaws. Under Rule 14a-4 of the Exchange Act, we will be able to use proxies given to us for next year's meeting to vote for or against any stockholder proposal that is submitted other than pursuant to Rule 14a-8 at our discretion, unless the proposal is submitted to us not less than 60 days nor more than 90 days prior to next year's meeting or, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made, not less than 10 days following the date on which notice of the meeting was given or public disclosure was made, whichever occurs first.

                                    FORM 10-K

    WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 4727 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA 27707.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated:  May 15, 2000

By Order of the Board of Directors,


Timothy J. Creech, Secretary

APPENDIX A

                                 TRIMERIS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

              (formerly, the Trimeris, Inc. New Stock Option Plan)


1.       Purpose

         The Trimeris, Inc. Amended and Restated Stock Incentive Plan (formerly, the Trimeris, Inc. New Stock Option Plan) (the "Plan") is established to advance the interests of the Company's stockholders by creating an incentive for, and enhancing the Company's ability to attract, retain and motivate, key employees, directors and consultants or advisors of Trimeris, Inc. and any successor corporations thereto (collectively, the "Company") or future parent and/or subsidiary corporations of such corporation (as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code")) (all of whom, along with the Company, sometimes being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group") by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant." The Board of Directors of the Company (the "Board"), in its sole discretion, shall determine which persons shall be granted Awards under the Plan. A director of the Company shall be eligible to be granted an Incentive Stock Option (as hereinafter defined) only if the director is also an employee of the Company. A consultant or advisor to the Company or a non-employee director of the Company shall be eligible to be granted only Awards other than Incentive Stock Options. Participants may, if otherwise eligible, be granted additional Awards.

3.       Administration; Delegation

         (a) ADMINISTRATION BY BOARD. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

         (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a "Committee"). For so long as the common stock, $.001 par value per share (the "Common Stock"), of the Company is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available For Awards

         (a) NUMBER OF SHARES. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to a maximum of Two Million Six Hundred Two Thousand Nine Hundred Forty-One (2,602,941) shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) ADJUSTMENTS TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as defined below), and (iv) the terms of each other outstanding stock-based Award, if any, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 9(a) also applies to any event, Section 9(a) shall be applicable to such event, and this Section 4(b) shall not be applicable.

5.       Stock Options

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any Option granted to a Participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six (6) months following the date of grant. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option."

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant who has been awarded an Option (an "Optionee"), or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish, in its sole discretion, the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Common Stock on the date of grant of such Incentive Stock Option, as determined by the Board in good faith (the "Fair Market Value"), and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the Fair Market Value. Nothing hereinabove shall require that any such assumption or modification result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

         (d) $100,000 LIMITATION. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Nonstatutory Stock Option to the extent of such excess.

         (e) TIME FOR GRANTING INCENTIVE STOCK OPTIONS. All Incentive Stock Options must be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

         (f) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee's employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board); and provided, further, that an Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group, unless Optionee's employment with the Participating Company Group shall have terminated as a result of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code). In the event the Optionee's employment with the Participating Company Group shall have terminated due to Optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee's employment terminated. In the event the Optionee's employment with the Participating Company Group shall have terminated due to Optionee's death, the Option shall become immediately vested and exercisable and remain exercisable until the Option shall terminate no later than twelve (12) months from the date on which the Optionee's employment terminated.

         (g) EXERCISE OF OPTIONS. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (h) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                  (3) to the extent permitted by the Board and expressly provided in an option agreement, (i) by delivery of shares of Common Stock owned by the Optionee valued at their Fair Market Value, which Common Stock was owned by the Optionee at least six (6) months prior to such delivery, (ii) to the extent permitted by applicable law, by delivery of a promissory note of the Optionee to the Company secured by valuable collateral acceptable to the Board and on other terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

                  (4) any combination of the above permitted forms of payment.

6.       Restricted Stock

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award, and subject to such other terms and conditions as the Board shall determine (each, a "Restricted Stock Award").

         (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the duration of restrictions, conditions for repurchase (or forfeiture) and the issue price, if any; provided, however, that any Restricted Stock Award granted to a Participant who is subject to the provisions of

Section 16 of the Exchange Act shall restrict the release of shares under the Restricted Stock Award for a period of at least six (6) months from the date of grant. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and held in escrow by the Company, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-based Awards

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       General Provisions Applicable to Awards

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same of a different type, changing the date or exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding anything herein to the contrary, the Board of Directors may not change the exercise price of any Option previously granted except pursuant to
Section 9 and Section 4(b) of the Plan and Section 424(a) of the Code.

         (g) CONDITIONS ON DELIVERY OF STOCK. The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.       Acquisition Events

         (a) CONSEQUENCES OF ACQUISITION EVENTS. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company:

                           (i) Upon the occurrence of an Acquisition Event (as
hereinafter defined),

                                    (A) all Restricted Stock Awards then
outstanding shall become fully vested and immediately free of all restrictions; and

                                    (B) all other stock-based Awards other than
Options and stock appreciation rights shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

                           (ii) Upon the execution by the Company of an
agreement to effect an Acquisition Event other than a Change of Control Event (as hereinafter defined), all Options and stock appreciation rights then outstanding shall become fully vested and immediately exercisable in full upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Participants, and the Board may take one or both of the following additional actions with respect to then outstanding Options and stock appreciation rights: (A) provide that such Options and stock appreciation rights shall be assumed, or equivalent Options or stock appreciation rights be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (B) upon written notice to the Participants, provide that all then unexercised Options and stock appreciation rights will terminate to the extent not exercised by the Participants prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Participants.

                           (iii) Upon the occurrence of a Change of Control
Event, all Options and stock appreciation rights then outstanding shall become fully vested and immediately exercisable in full.

         As used herein, an "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company (an event specified in this clause (d) being referred to as a "Change of Control Event").

         (b) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

10.      Miscellaneous

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any right as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) STATUS OF RIGHTS TO PAYMENTS UNDER PLAN. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.
With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

         (d) SUBJECT TO LAW. The Plan and the grant of Awards hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

         (e) SEVERABILITY. If any provision of this Plan or an option agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any agreement evidencing an Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the agreement, it shall be stricken and the remainder of the Plan or the agreement shall remain in full force and effect.

         (f) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Incentive Stock Option granted to an Optionee shall be effective unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (g) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no increase in the total number of shares available for Awards under the Plan (except by operation of the provisions of Section 4(b) above) or for grants of Incentive Stock Options under the Plan may be made, unless and until such amendment shall have been approved by the Company's stockholders.

         (h) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 422 of the Code.

         (i) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                        As amended, adopted by the Board of
                                        Directors on October 1, 1997.

                                        As amended, approved by the stockholders of the Company on October 1, 1997.

APPENDIX B

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 TRIMERIS, INC.

                        PURSUANT TO SECTIONS 242 AND 245
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE
                              ---------------------

         TRIMERIS, INC. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The name of the Corporation is TRIMERIS, INC.

         2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name SL-1 Pharmaceuticals, Inc. on January 7, 1993.

         3. This Third Restated Certificate of Incorporation restates, integrates and further amends the Second Restated Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by written consent of the holders of a majority of the issued and outstanding capital stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware with prompt written notice thereof having been given to those stockholders of the Corporation not signing such written consent pursuant to
Section 228 (d) of the General Corporation Law of the State of Delaware. The resolution setting forth the Third Restated Certificate of Incorporation is as follows:

                  "RESOLVED, that the Second Restated Certificate of Incorporation of the Corporation, as heretofore amended, supplemented or restated, be amended and restated in its entirety to read as follows:

                                   * * * * * *

                  FIRST. The name of the Corporation is TRIMERIS, INC.

                  SECOND. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805 and the name of the registered agent is Corporation Service Company.

                  THIRD. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH. The Corporation shall have the authority to issue 40,000,000 shares of capital stock, of which 30,000,000 shares shall be Common Stock having a par value of $0.001 per share ("Common Stock"), and of which 10,000,000 shares shall be Preferred Stock having a par value of $0.001 per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights and the qualifications, limitations or restrictions thereof in respect to each class of capital stock of the Corporation.

                  A.       Common Stock.
                           -------------

                           1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock or any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series.

                           2. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

                           The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                           3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                           4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Common Stock will be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                  B. Preferred Stock.

                           Preferred Stock may be issued from time to time in
                  one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the designation of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Third Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                           Authority is hereby expressly granted to the Board of
                  Directors from time to time to designate the Preferred Stock in one or more series, and in connection with the designation of any such series, by resolution providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Third Restated Certificate of Incorporation. Except as otherwise provided in this Third Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Third Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

                  FIFTH.   The Corporation shall have perpetual existence.

                  SIXTH.   In furtherance of and not in limitation of powers
         conferred by statute, it is further provided:

                  1.  Election of directors need not be by written ballot.

                  2. The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

                  SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
         Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise of arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH. No Director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders;
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
         Section 174 of the General Corporation Law of the State of Delaware or any successor provision; (iv) for any transaction from which such Director derived an improper personal benefit; or (v) for acts or omissions occurring prior to the date of the effectiveness of this provision.

                  Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of the State of Delaware is amended or enacted to permit further elimination or limitation of the personal liability of a Director, the personal liability for the Corporation's Directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

                  This provision shall not affect any provision permitted under the General Corporation Law of the State of Delaware, in the certificate of incorporation, bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a Director of the Corporation against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of a Director of the Corporation with respect to acts or omissions occurring prior to such repeal or modification.

                  NINTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation shall advance expenses for the defense of any Director, officer, employee or agent prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the Corporation if it is ultimately determined that such party is not entitled to indemnification. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

                  TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are herein granted subject to this reservation.

                  ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

                  1. Number of Directors. The number of Directors of the Corporation shall not be less than three. The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's Bylaws.

                  2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one Director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra Director shall be a member of Class I, and if such fraction is two-thirds, one of the extra Directors shall be a member of Class I and one of the extra Directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

                  3. Terms of Office. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting in 1998; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 1999; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2000; and provided further, that the term of each Director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

                  4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increases or decreases in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to ensure that no one class has more than one Director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

                  5. Quorum; Action at Meeting. A majority of the Directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each Director so disqualified, provided that in no case shall less than one-third of the number of Directors fixed pursuant to Section 1 of this Article constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

                  6. Removal. A Director may be removed from office with cause by the affirmative vote of at least seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present. A Director may be removed from office without cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or by proxy at a meeting of stockholders at which a quorum is present, provided that removal without cause is recommended to the stockholders by the Board of Directors pursuant to a vote of not less than seventy-five percent (75%) of the Directors then in office. If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

                  For purposes of this Section, "cause" is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) (based on a conviction for such offense or an opinion of counsel to the Corporation that such violation has occurred).

                  7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such Director shall have been chosen, subject to the election and qualifications of his successor and to his earlier death, resignation or removal.

                       8. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

                       9. Amendments to Article. Notwithstanding any other provisions of law, this Third Restated Certificate of Incorporation or the Bylaws of the Corporation , each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, the provisions of this section shall not apply, and the provisions of Delaware law otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-third vote of all disinterested Directors then in office.

                  TWELFTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the this Third Restated Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, the provisions of this section shall not apply, and the provisions of Delaware law otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-third vote of all disinterested Directors then in office.

                  THIRTEENTH. Special meetings of the stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Third Restated Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, the provisions of this section shall not apply, and the provisions of Delaware law otherwise applicable shall apply, to an amendment or repeal approved by the Board of Directors by resolution adopted by a two-third vote of all disinterested Directors then in office.

                  FOURTEENTH. The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential short-term economic benefits to stockholders of the Corporation, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, and (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect in the communities in which the Corporation operates.

                  FIFTEENTH This Third Amended and Restated Certificate of Corporation shall be effective Friday, October 10, 1997.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Matthew A. Megaro, its Executive Vice President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by Timothy J. Creech, its Assistant Secretary, this 8th day of October, 1997.

                                                    TRIMERIS, INC.
[CORPORATE SEAL]
                                                    By: /s/ Matthew A. Megaro
                                                       -------------------------
                                                        Matthew A. Megaro
                                                        Executive Vice President
ATTEST:

By: /s/ Timothy J. Creech
   ------------------------
       Timothy J. Creech
       Assistant Secretary

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

               ---------------------------------------------------
                                 TRIMERIS, INC.
               ---------------------------------------------------

Mark box at right if you plan to attend the meeting.             [ ]

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                          [ ]

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.            Date
_____________________________________________________________________________


____________Stockholder sign here__________________Co-owner sign here________

DETACH CARD

                                                                 For All       With-     For All
                                                                 Nominees      held      Except
1. Election of Directors:

          (01) Dani P. Bolognasi, Ph.D                            [  ]          [  ]       [  ]
          (02) J. Richard Crout, M.D.                             [  ]          [  ]       [  ]

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and write the name of the nominee on the line provided below.


--------------------------------------------------------------------------------

2. Ratification of Accountants: Ratification and approval of the selection of    For         Against    Abstain
   KPMG LLP as independent accountants for the fiscal year ending December 31,
   2000.
                                                                                 [  ]          [  ]       [  ]



3. Approval of an amendment to our Amended and Restated Stock Incentive Plan     For         Against    Abstain
   to increase the number of shares of common stock available for grant by
   750,000 shares.
                                                                                 [  ]          [  ]       [  ]
4. Approval of an amendment to our Third Amended and Restated Certificate of incorporation to increase the number of authorized shares of common stock available for issuance by 30,000,000 shares to 60,000,000 shares of common
   stock.                                                                        [  ]          [  ]       [  ]

                                                                                  Detach Card

                                 TRIMERIS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Dani P. Bolognesi and Timothy J. Creech, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on Thursday, June 22, 2000, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE. NO BOXES NEED BE CHECKED.

________________________________________________________________________________

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
________________________________________________________________________________
________________________________________________________________________________

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.
________________________________________________________________________________


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?
__________________________________            __________________________________
__________________________________            __________________________________
__________________________________            __________________________________